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                                                                     EXHIBIT 4.1

                                                                 EXECUTION DRAFT

                                  $125,000,000

                               THE HOCKEY COMPANY
                                       AND
                                SPORT MASKA INC.

                   11 1/4% SENIOR SECURED NOTE UNITS DUE 2009

                               PURCHASE AGREEMENT

                                                                  March 26, 2002

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

          The Hockey Company, a Delaware corporation (the "COMPANY"), and its wholly-owned subsidiary Sport Maska Inc., a New Brunswick corporation ("SPORT MASKA" and, together with the Company, the "ISSUERS"), hereby agree with you as follows:

          1. ISSUANCE OF UNITS. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to Jefferies & Company, Inc. (the "INITIAL PURCHASER") 125,000 Units (each a "UNIT" and, collectively, the "UNITS"), each Unit consisting of $500 principal amount of 11.25% Senior Secured Notes due 2009 issued by the Company (the "PARENT NOTES") and $500 principal amount of 11.25% Senior Secured Notes due 2009 issued by Sport Maska (the "SUBSIDIARY NOTES" and, together with Parent Notes, the "NOTES"). The Units will be issued pursuant to an indenture (the "INDENTURE"), to be dated as of April 3, 2002, by and among the Issuers, the Subsidiary Guarantors party thereto (as defined below), and The Bank of New York, as trustee (the "TRUSTEE").

          The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Units and Notes shall bear the legends set forth in the Final Offering Circular. The Issuers have prepared a preliminary offering circular, dated March 11, 2002 (the "PRELIMINARY OFFERING CIRCULAR"), and a final offering circular, dated the date hereof (the "FINAL OFFERING CIRCULAR"), relating to the offer and sale of the Units (the "OFFERING"). The expression Preliminary Offering Circular includes, where the context so requires, the Canadian offering memorandum, dated March 11, 2002, to which provisions for Manitoba purchasers were also attached thereto (the "PRELIMINARY CANADIAN OFFERING MEMORANDUM"), and the expression final offering circular includes, where the context so requires, the Canadian Offering Memorandum, dated the date hereof (the "FINAL CANADIAN OFFERING MEMORANDUM"), relating to the offer and sale of the Units in Canada.

          2. TERMS OF OFFERING. The Initial Purchaser has advised the Issuers, and the Issuers understand, that the Initial Purchaser will make offers to sell (the "EXEMPT RESALES") some or all of the Units purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular, as amended or supplemented, to persons (the "SUBSEQUENT PURCHASERS") whom the Initial Purchaser (i) reasonably believes to be "qualified institutional buyers" ("QIBS") as defined in Rule 144A

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under the Act, as such may be amended from time to time, (ii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional "accredited investors" ("ACCREDITED INVESTORS") as defined in Rule 501(a)(1), (2), (3) or (7) under the Act, (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Act or
(iv) reasonably believes to be a purchaser referred to in the Final Canadian Offering Memorandum under the caption "Representation and Agreement by Purchasers."

          Pursuant to the Indenture, the Company shall fully and unconditionally guarantee, on a senior secured basis, to each holder of Subsidiary Notes and the Trustee, the payment and performance of Sport Maska's obligations under the Indenture and Subsidiary Notes (the "PARENT GUARANTEE") and Sport Maska shall fully and unconditionally guarantee, on a senior secured basis, to each holder of Parent Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture and the Parent Notes (the "SPORT MASKA Guarantee"). All Restricted Subsidiaries (as defined in the Indenture) of the Company, excluding the Company's Finnish subsidiaries, jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture and the Notes (each such subsidiary being referred to herein as a "SUBSIDIARY GUARANTOR" and each such guarantee being referred to herein as a "GUARANTEE;" PROVIDED, HOWEVER, that the security interest in the assets of Jofa AB, the Company's Swedish subsidiary, will be limited to $15,000,000).

          Pursuant to the Collateral Agreements (as defined in the Indenture) to be entered into by the Issuers, the Subsidiary Guarantors and the Trustee on the Closing Date, the Notes and Guarantees will be secured by substantially all of the Issuers' tangible and intangible assets and the tangible and intangible assets of the Issuers' Restricted Subsidiaries, excluding the Company's Finnish subsidiaries, subject to the prior ranking claims on accounts receivable, inventories and other assets by the lenders under the Issuers' and the Company's Restricted Subsidiaries' seasonal working capital facilities, and by a pledge of the stock of the Company's first-tier Finnish subsidiary.

          Holders of the Units (including subsequent transferees) will have the registration rights set forth in the registration rights agreement applicable to the Units (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the date hereof. Pursuant to the Registration Rights Agreement, each of the Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "SEC") (a) a registration statement under the Act relating to Senior Secured Note Units (the "EXCHANGE UNITS") which shall be identical to the Units (except that the Exchange Units shall have been registered pursuant to such registration statement) to be offered in exchange for the Units (such offer to exchange being referred to as the "EXCHANGE OFFER"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT") relating to the resale by certain holders of the Units. The Exchange Units will constitute substitute evidence of the indebtedness originally evidenced by the Units. If required under the Registration Rights Agreement, the Issuers will issue Exchange Units to the Initial Purchaser (the "PRIVATE EXCHANGE UNITS"). If the Issuers fail to satisfy their obligations under the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Units under certain circumstances.

          This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Notes, the Parent Guarantee, the Sport Maska Guarantee and the Guarantees, the Units, the Exchange Units and the Private Exchange Units are referred to herein as the "DOCUMENTS." As used herein, unless the context otherwise requires, the terms "Units," "Exchange Units" and "Private Exchange Units" shall include the underlying Notes.

          3. PURCHASE, SALE AND DELIVERY. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from

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the Issuers, 125,000 Units at a purchase price of $125,000,000. The Issuers will pay an underwriting fee in respect of the distribution of Units (the "COMMISSION") to the Initial Purchaser in the amount of $3,750,000. Delivery to the Initial Purchaser of and payment for the Units shall be made at a Closing (the "CLOSING") to be held at 10:00 a.m., New York time, on April 3, 2002 (the "CLOSING DATE") at the offices of Mayer, Brown, Rowe & Maw.

          The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Units in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor, net of the Commission, by immediately available Federal funds bank wire transfer to such bank account or accounts as the Issuers shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Units in definitive form shall be made available to the Initial Purchaser for inspection at the offices of Mayer, Brown, Rowe & Maw (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Units to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Issuers, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

          4. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. Each of the Issuers, on behalf of itself and their Subsidiaries, represents and warrants to the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a) The Preliminary Offering Circular as of its date did not, and the Final Offering Circular, as of its date, did not and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Issuers make no representation or warranty as to the information furnished in writing to the Issuers by the Initial Purchaser specifically for use therein. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by this Agreement or each of the other Documents is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Units or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates contained, and the Final Offering Circular, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of Rule 144A(d)(4) under the Act. Except as disclosed in the Final Offering Circular, there are no related party transactions that would be required to be disclosed in the Final Offering Circular if the Final Offering Circular was a prospectus included in a registration statement on Form S-1 filed under the Act.

(b) Each corporation, partnership or other entity in which either of the Issuers, directly or indirectly through any of their respective Subsidiaries, own more than fifty percent (50%) of any class of securities or interests is listed on SCHEDULE A attached hereto (with the exception of the Inactive Subsidiaries, the "SUBSIDIARIES"). None of the Inactive Subsidiaries (as defined below) currently has (i) any operations or (ii) any assets with a value greater than $100,000 per entity. "Inactive Subsidiaries" shall mean those Subsidiaries of the Company set forth in SCHEDULE B attached hereto.

(c) Each of the Issuers and their respective Subsidiaries (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business and to own, lease and operate its properties

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     and  assets described in the Final Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the ability of the Issuers to perform their obligations in all material respects under any Document or (C) the validity of any of the Documents or the consummation of any of the transactions contemplated therein (each, a "MATERIAL ADVERSE EFFECT").

(d) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "CAPITALIZATION" in the Final Offering Circular (including the footnotes thereto) sets forth, as of its date, the capitalization of the Company. Except as set forth in such table, immediately following the Closing, neither the Company nor any of its Subsidiaries will have any liabilities, absolute, accrued, contingent or otherwise other than (A) liabilities that are reflected in the Financial Statements (defined below), or (B) liabilities incurred subsequent to the date thereof in the ordinary course of business, consistent with past practice, that would not, singly or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Final Offering Circular, (i) all of the outstanding shares of capital stock of each of the Subsidiaries of the Company are owned, directly or indirectly, by the Company, free and clear of all Liens (as defined in the Indenture), other than those imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions, and (ii) there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries, (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or
     (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of its Subsidiaries.

(e) No holder of securities of the Issuers or any of their Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Issuers with respect to the Units pursuant to the Registration Rights Agreement.

(f) The Issuers and each of the Subsidiary Guarantors have all requisite corporate power and authority to execute, deliver and perform their obligations under the Documents and to consummate the transactions contemplated thereby.

(g) This Agreement has been duly and validly authorized, executed and delivered by the Issuers. Each of the Indenture and the Collateral Agreements have been duly and validly authorized by the Issuers, the Subsidiary Guarantors and the Company's Finnish subsidiaries (to the extent a party thereto). Each of the Indenture and the Collateral Agreements, when executed and delivered by the Issuers, the Subsidiary Guarantors and the Company's Finnish Subsidiaries (to the extent a party thereto), will constitute a legal, valid and binding obligation of each of the Issuers, Subsidiary Guarantors and the Company's Finnish subsidiaries (to the extent a party thereto), enforceable against each of the Issuers, Subsidiary Guarantors and the Company's Finnish Subsidiaries (to the extent a party thereto) in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally in the United States, Canada or Sweden and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court

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     before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws, foreign laws and public policy considerations.

(h) The Registration Rights Agreement has been duly and validly authorized by the Issuers. The Registration Rights Agreement, when executed and delivered by the Issuers, will constitute a legal, valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to
     (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws, foreign laws and public policy considerations.

(i) The Units, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements, in all material respects, for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Units, Exchange Units and Private Exchange Units have each been duly and validly authorized by each of the Issuers and, in the case of the Units, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of each of the Issuers, entitled to the benefit of the Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j) The Parent Guarantee has been duly and validly authorized by the Company and, when executed by the Company, will have been duly executed, issued and delivered and will be a legal, valid and binding obligation of the Company, entitled to the benefit of the Indenture and the Collateral Agreements, and enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k) The Sport Maska Guarantee has been duly and validly authorized by Sport Maska and, when executed by Sport Maska, will have been duly executed, issued and delivered and will be a legal, valid and binding obligation of Sport Maska, entitled to the benefit of the Indenture and the Collateral Agreements, and enforceable against Sport Maska in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(l) The Guarantees have been duly and validly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Subsidiary Guarantors, entitled to the benefit of the Indenture and the Collateral Agreements, and enforceable against the Subsidiary Guarantors

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     in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(m) Neither the Issuers nor any of their respective Subsidiaries is in violation of its certificate of incorporation or by-laws or other organizational documents (the "CHARTER DOCUMENTS"). Neither the Issuers nor any of their respective Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "APPLICABLE LAW") of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY"), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), other than as disclosed in the Final Offering Circular or breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws or (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness, other than breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations, and no default has occurred or is continuing thereunder, other than such defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Issuers or any of their respective Subsidiaries (except pursuant to the Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, other than such breaches, violations or defaults that would not, singly or in the aggregate, have a Material Adverse Effect, or (iii) any Applicable Law, subject to any exemptions or filings which may be required under Canadian securities laws. After consummation of the Offering and transactions contemplated in the Documents, no Default or Event of Default (each, as defined in the Indenture) will exist.

(o) When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

(p) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Issuers of the Units to the Initial Purchaser or the consummation by the Issuers of the other transactions contemplated hereby, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser and except for any exemptions or filings which may be required under Canadian securities laws.

(q) Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "PROCEEDINGS"), pending or, to the knowledge of the Issuers, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or

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     any of the transactions contemplated therein, or (ii) would, singly or in the aggregate, have a Material Adverse Effect. The Issuers are not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, singly or in the aggregate, have a Material Adverse Effect.

(r) Each of the Issuers and their respective Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Offering Circular ("PERMITS"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuers and their respective Subsidiaries has fulfilled and performed all of their obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and none of the Issuers or their respective Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(s) Each of the Issuers and their respective Subsidiaries has good and marketable title to all real property and good title to all personal property and good and marketable title to all leasehold estates in real and personal property being leased by it, free and clear of all Liens (other than Permitted Liens (as defined in the Indenture)), except as described in the Final Offering Circular or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which each of the Issuers or any of their respective Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Issuers or such subsidiary, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(t) Each of the Issuers and each of their respective Subsidiaries maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against such losses and risks in accordance with customary industry practice.

(u) All Tax returns required to be filed by the Issuers and each of their Subsidiaries have been filed and all such returns are true, complete, and correct in all material respects. All material Taxes that are due from the Issuers and their respective Subsidiaries have been paid other than those
     (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). To the knowledge of the Issuers, after reasonable inquiry, there are no proposed Tax assessments against the Issuers or any of their Subsidiaries that would, singly or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Issuers and their respective Subsidiaries in respect of any material Tax liability for any Taxable period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

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(v)  Each of the Issuers and each of their respective Subsidiaries owns, or is licensed under, and has the right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "INTELLECTUAL PROPERTY") necessary for the conduct of their businesses, free and clear of all Liens, other than Permitted Liens (as defined in the Indenture). No claims have been asserted by any person challenging the use of any such Intellectual Property by the Issuers or any of their Subsidiaries or questioning the validity or effectiveness of any license or agreement related thereto. There is no valid basis for any such claim (other than any claims that would not, singly or in the aggregate, have a Material Adverse Effect). The use of such Intellectual Property by the Issuers or any of their Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(w) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(x) The audited consolidated financial statements and related notes of the Company contained in the Final Offering Circular (the "FINANCIAL STATEMENTS") present fairly the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply, and, except for the supplementary disclosures relating to subsidiary guarantees required by Rule 3-10 of Regulation S-X and the financial statement
     Schedule II required by Article 12 of Regulation S-X, have been prepared in accordance with GAAP and the requirements of Regulation S-X. The selected historical consolidated financial and operating data included in the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented and are based on or derived from sources that the Issuers believes to be reliable and accurate.

(y) The unaudited pro forma financial information and related notes of the Company contained in the Final Offering Circular have been prepared on a basis consistent with the historical financial statements of the Company and give effect to assumptions used in the preparation thereof on a reasonable basis and in good faith.

(z) Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as adequately disclosed in the Final Offering Circular, (i) neither the Issuers nor any of their Subsidiaries has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to the Issuers, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Issuers, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a "MATERIAL ADVERSE CHANGE"). To the knowledge of the Issuers after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, singly or in the aggregate, have a Material Adverse Effect, except such events that have been adequately disclosed in the Final Offering Circular.

(aa) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

(bb) All indebtedness represented by the Notes is being incurred for proper purposes and in good faith. On the Closing Date, the Issuers will be solvent, and will have, on the Closing Date, sufficient capital for carrying on their business and will be, on the Closing Date, able to pay their debts as they mature.

(cc) Neither of the Issuers has and, to their knowledge after reasonable inquiry, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of any of the Units, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Units, or (iii) except as disclosed in the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuers.

(dd) Without limiting any provision herein, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Units to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons and (ii) the accuracy of the Initial Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Units to the Initial Purchaser and in the Exempt Resales.

(ee) The Units are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Units or Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Issuers of the same class as the Units or Notes have been offered, issued or sold by the Issuers or any of their respective Affiliates within the six-month period immediately prior to the date hereof.

(ff) Neither of the Issuers nor any of their respective affiliates or other person acting on behalf of the Issuers has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Units sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Issuers, any affiliate of the Issuers and any person acting on behalf of the Issuers have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; PROVIDED, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(gg) To the knowledge of each of the Issuers, after reasonable inquiry, no condition exists or event or transaction has occurred in connection with any employee benefit plan that would result in the

     Issuers or any of their respective "Affiliates" incurring any liability, fine or penalty that would, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers nor any trade or business under common control with either of the Issuers (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA").

          The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in
     Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (the "CODE").

(hh) None of the transactions contemplated in the Documents will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
     221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ii) The Issuers are not open-end investment companies, unit investment trusts or face-amount certificate companies that are or are required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "INVESTMENT COMPANY ACT"); and the Issuers are not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Offering Circular, will not be an "investment company" as defined in the Investment Company Act.

(jj) The Issuers have not dealt with any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and the Issuers are not under any obligation to pay any broker's fee or commission in connection with such transactions (other than the Commissions to the Initial Purchaser).

(kk) The Issuers are not engaged in any unfair labor practice. Except as disclosed in the Final Offering Circular, there is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuers, after reasonable inquiry, threatened against either of the Issuers before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage is pending or, to the knowledge of the Issuers after reasonable inquiry, threatened against either of the Issuers, and (iii) no union representation question existing with respect to the employees of the Issuers, and, to the knowledge of the Issuers after reasonable inquiry, no union organizing activities are taking place that, would, singly or in the aggregate, have a Material Adverse Effect.

(ll) Except as would not have a Material Adverse Effect or as disclosed in the Final Offering Circular, (i) neither the Issuers nor any of their Subsidiaries is in violation of any federal, state or local laws and regulations (collectively, "ENVIRONMENTAL LAWS") relating to pollution or protection of human health or the environment or the use, treatment, storage, disposal, transport or handling, emission, discharge, release or threatened release of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products regulated under Environmental Laws ("MATERIALS OF ENVIRONMENTAL CONCERN"), including, without limitation, any such noncompliance with or lack of any permits or other environmental authorizations, (ii) there are no past, present or reasonably foreseeable circumstances that would be reasonably expected to lead to any such violation in the future, (iii) neither the Issuers nor any of their Subsidiaries has received any communication from any person or entity alleging any such violation referred to in subsection (i), (iv) there is no pending or, to the knowledge of the Issuers, threatened claim, action, investigation or notice by any person or entity against the Issuers or against any person or entity for whose acts or omissions the Issuers are or may reasonably be expected to be liable, either contractually or by operation of law, alleging liability for investigatory, cleanup, or other response costs, natural resources or property damages, personal injuries, attorney's fees or penalties relating to any Materials of Environmental Concern or any violation or potential violation of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), (v) there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of any such Environmental Claim and the Issuers and their Subsidiaries have all permits, authorizations and approvals required under applicable Environmental Laws and are each in compliance with their requirements.

(mm) Except as described in the Final Offering Circular, and as set forth in the Credit Agreement (as defined in the Indenture), there are no consensual encumbrances or restrictions on the ability of any Subsidiary of the Issuers (x) to pay dividends on such subsidiary's capital stock or to pay any indebtedness to the Issuers or any other Subsidiary of the Issuers, (y) to make loans or advances to, or investments in, the Issuers or any other Subsidiary of the Issuers or (z) to transfer any of its property or assets to the Issuers or any other Subsidiary of the Issuers.

(nn) Except as described in the Final Offering Circular, upon (i) execution and delivery of the Collateral Agreements by the Issuers, the Subsidiary Guarantors parties thereto and the Trustee, (ii) the filing or recording with the appropriate governmental authorities and (iii) in the case of the Pledged Securities pledged to the Trustee, the delivery to and possession by the Trustee of such Pledged Securities, duly endorsed for transfer in accordance with Article 8 of the Uniform Commercial Code, the Collateral Agreements will create and constitute a valid and enforceable first priority pledge of and perfected security interest in the Collateral (as defined in the Indenture) as set forth in the Credit Agreement (as defined in the Indenture), superior to and prior to the rights of all third persons other than holders of Permitted Liens (as defined in the Indenture) and as set forth in the Credit Agreement (as defined in the Indenture).

          Except with respect to Permitted Liens and Liens (as defined in the Indenture) created by the Collateral Agreements and as set forth in the Credit Agreement (as defined in the Indenture), there is no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Issuers or Subsidiary Guarantors or rights thereunder.

(oo) Each certificate signed by any officer of the Issuers, or any Subsidiary thereof, delivered to the Initial Purchaser shall be deemed a representation and warranty by the Issuers or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

          5. COVENANTS OF THE ISSUERS. Each of the Issuers, on behalf of itself and its Subsidiaries, hereby agrees:

(a) At any time prior to the completion of the sale of the Units by the Initial Purchaser, to (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Units for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Units under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Units under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Final Offering Circular that the Initial Purchaser, upon written advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Not to amend or supplement the Final Offering Circular prior to the Closing Date unless the Initial Purchaser shall have been advised thereof and shall have previously provided a written consent thereto.

(d) So long as the Initial Purchaser shall hold any of the Units (as determined by the Initial Purchaser), (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser, it becomes necessary or advisable to amend or supplement the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Units under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may reasonably request and continue such qualification in effect so long as reasonably required for Exempt Resales.

(f) Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the

     Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Units, (D) the qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification) and (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Issuers,
     (iii) all expenses and listing fees in connection with the application for quotation of the Units on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market, (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Units by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Units, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents and (vii) all reasonable fees, disbursements and out-of-pocket expenses incurred by the Initial Purchaser in connection with its services to be rendered hereunder including, without limitation, the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, counsel to the Initial Purchaser, travel and lodging expenses, word processing charges, messenger and duplicating services, facsimile expenses and other customary expenditures, shall be paid in cash up to an amount not to exceed $375,000; provided that the Company may at its option credit up to $300,000 of such expenses against the Commission payable on the principal amount of the Notes issued in excess of $115 million. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each such case solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchaser in cash upon demand for all disbursements and out-of-pocket expenses (including reasonable fees, disbursements and charges of Mayer, Brown, Rowe & Maw, counsel for the Initial Purchaser, and all local or foreign counsel to the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Units up to an amount not to exceed $375,000.

(g) To use the net proceeds of the Offering in the manner described in the Final Offering Circular under the caption "USE OF PROCEEDS."

(h) To do and perform all material things required to be done and performed under the Documents prior to and after the Closing Date.

(i) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Units or Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Units.

(j) For so long as any of the Units remain outstanding, during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Units in connection with any sale thereof and any prospective Subsequent Purchasers of such Units from such owner, the information required by Rule 144A(d)(4) under the Act.

(k) To comply with the representation letter of the Issuers to DTC relating to the approval of the Units by DTC for "book entry" transfer.

(l) To use their commercially reasonable efforts to effect the inclusion of the Units in PORTAL.

(m) For so long as any of the Units remain outstanding, the Issuers will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Issuers to the Trustee or to the holders of the Units and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the SEC or any national securities exchange on which any class of securities of the Issuers may be listed.

(n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Units other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Units by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Issuers or any other affiliates (as defined in Rule 144A under the Act) controlled by the Issuers to, resell any of the Units which constitute "restricted securities" under Rule 144 that have been reacquired by the Issuers, any current or future Subsidiaries of the Issuers or any other affiliates (as defined in Rule 144A under the Act) controlled by the Issuers, except pursuant to an effective registration statement under the Act.

(p) The Company shall pay all stamp, documentary and transfer taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Units or the sale thereof to the Initial Purchaser.

          6. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants that:

(a) It is a QIB as defined in Rule 144A under the Act and it will offer the Units for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b) It is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in the Final Canadian Offering Memorandum under the caption "Representation and Agreement by Purchasers" and in the manner and in compliance with the conditions therein set forth, and, in connection with each such sale, it will take reasonable steps to ensure that the purchaser of such

     Units is aware that such sale is being made in reliance on Rule 144A or Regulation S or, in Canada, on a private placement basis and acknowledge that the Units may be subject to resale restrictions under Canadian securities laws; PROVIDED, HOWEVER, that in purchasing such Units, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Offering Circular and under the caption "Representation and Agreement by Purchasers" in the Final Canadian Offering Memorandum.

(c) No form of general solicitation or general advertising in violation of the Act or Canadian securities laws has been or will be used nor will any offers in any manner involving a public offering within the meaning of
     Section 4(2) of the Act or, with respect to Units to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

(d) The Initial Purchaser will deliver to each Subsequent Purchaser of the Units, in connection with its original distribution of the Units, a copy of the Final Offering Circular (and in Canada, the Final Canadian Offering Memorandum), as amended and supplemented at the date of such delivery.

          7. CONDITIONS. The obligations of the Initial Purchaser to purchase the Units under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a) All the representations and warranties of the Issuers and their Subsidiaries contained in this Agreement and in each of the Documents shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date. On or prior to the Closing Date, the Issuers each other party to the Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Units in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers after reasonable inquiry, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. Except as disclosed in the Final Offering Circular, no Proceeding shall be pending or, to the knowledge of the Issuers after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Units, and (B) would not, singly or in the aggregate, have a Material Adverse Effect.

(d)  Since the date hereof, there shall not have been any Material Adverse
     Change.

(e) The Units shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any securities of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Issuers or any securities of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Units than that on which the Units were marketed.

(g)  The Initial Purchaser shall have received on the Closing Date:

     (i) certificates dated the Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of each Issuer, on behalf of each Issuer, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) each Issuer has complied with all agreements and satisfied all conditions in all material respects on its part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that are material to the Company and its Subsidiaries, taken as a whole, or entered into any transactions not in the ordinary course of business that are material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole; and (e) the sale of the Units has not been enjoined (temporarily or permanently).

     (ii) a certificate, dated the Closing Date, signed by the Secretary of each Issuers and Guarantor, certifying such matters as the Initial Purchaser may reasonably request.

     (iii) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Company substantially in the form previously approved by the Initial Purchaser.

     (iv) the opinion of Morgan, Lewis & Bockius LLP, U.S. counsel to the Company, dated the Closing Date, in the form of EXHIBIT A hereto.

     (v) the opinions of Stewart McKelvey Stirling Scales and Davies Ward Phillips & Vineberg LLP, Canadian counsel to the Company, dated the Closing Date, in the form of EXHIBIT B-1 and EXHIBIT B-2, respectively, hereto.

     (vi) the opinion of Borenius & Kemppinen, Finnish counsel to the Company, dated the Closing Date, in the form of EXHIBIT C hereto.

     (vii) the opinion of Advokatfirman Lindahl AB, Swedish counsel to the Company, dated the Closing Date, in the form of EXHIBIT D hereto.

     (viii) the opinion of Dasbach, Cooper & Hotchkiss, Vermont counsel to the Company, dated the Closing Date, in the form of EXHIBIT E hereto.

     (ix) an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(h) The Initial Purchaser shall have received from Ernst & Young LLP, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that Ernst & Young LLP reaffirm the statements made in its letter furnished pursuant to clause (A).

(i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

(j) The Initial Purchaser shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(k) The terms of each Document shall conform in all material respects to the description thereof in the Final Offering Circular.

(l)  The receipt of the Payoff Letter from Caisse de depot et placement du
     Quebec.

(m) The execution of the Third Amendment to the credit agreement with General Electric Capital Corporation and the Fourth Amendment to the credit agreement with General Electric Capital Canada Inc.

(n) None of the parties to any of the Documents are in breach or default in any material respect under their respective obligations thereunder.

(o) On the Closing Date, the Company shall have paid or caused to have been paid in cash the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, counsel to the Initial Purchaser subject to the limitations set forth in
     Section 5(f) hereto.

          8.   INDEMNIFICATION AND CONTRIBUTION.

(a) Each of the Issuers agrees, jointly and severally, to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

     (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto;

     (ii) the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

     (iii) any breach by the Issuers or any of their Subsidiaries of their respective representations, warranties and agreements set forth herein;

     and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; PROVIDED, HOWEVER, the Issuers will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld; and PROVIDED FURTHER, however, that this indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Units to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Units to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Company with the first sentence of Section 4(a).

(b) The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers, their directors, officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers or its agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c) As promptly as reasonably practical after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Issuers in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this
     Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Issuers and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

          9. TERMINATION. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Company if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser's reasonable judgment, be expected to
     (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Units;

(b) the failure of the Issuers to satisfy the conditions contained in Section 7(a) hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Units;

(d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

(e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and their Subsidiaries, taken as a whole;

(f) any securities of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

          The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Units, and payment for them hereunder, and (iii) any termination of this Agreement.

          10. DEFAULT BY THE INITIAL PURCHASER. If the Initial Purchaser shall breach its obligations to purchase the Units that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuers for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Issuers. Nothing herein shall relieve the Initial Purchaser from liability for its default.

          11.  MISCELLANEOUS.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Issuers, to The Hockey Company, 3500 Boulevard de Maisonneuve, Suite 800, Montreal, Quebec, Canada H3Z 3C1,
     Attention: Robert Desrosiers, in each case with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York, 10178, Attention: David
     W. Pollak, Esq., and (ii) if to the Initial Purchaser, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Jerry M. Gluck, Esq., with a copy to Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019-5820, Attention:
     Ronald S. Brody, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Units from the Initial Purchaser is intended to be a beneficiary of the Company's covenants contained in the Registration Rights Agreement to the same extent as if the Units were sold and those covenants were made directly to such purchaser by the Issuers, and each such purchaser shall have the right to take action against the Issuers to enforce, and obtain damages for any breach of, those covenants.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     Each of the Issuers hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Sport Maska has, by a separate written instrument, irrevocably appointed CT Corporation System, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Sport Maska, by the person serving the same to the address provided in
     Section 11(a), shall be deemed in every respect to effect service of process upon Sport Maska in any such suit or proceeding. Sport Maska further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of Sport Maska in respect of any sum due Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) Initial Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to Initial Purchaser hereunder, Sport Maska agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Initial Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to Initial Purchaser hereunder, Initial Purchaser agrees to pay to the Sport Maska an amount equal to the excess of the dollars so purchased over the sum originally due Initial Purchaser hereunder.

(d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h) Unless otherwise indicated herein, any capitalized term not defined herein shall have the meaning set forth for such term in the Final Offering Circular.

          Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.

                                          Very truly yours,

                                          THE HOCKEY COMPANY

                                          By: /s/ Robert A. Desrosiers
                                              -------------------------------
                                              Name: Robert A. Desrosiers
                                              Title: Chief Financial Officer
                                                     and Vice President,
                                                     Finance and Administration

                                          SPORT MASKA INC.

                                          By: /s/ Robert A. Desrosiers
                                              -------------------------------
                                              Name: Robert A. Desrosiers
                                              Title: Vice President, Finance
                                                     and Administration

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

By: /s/ Andrew Booth
   ----------------------
    Name: Andrew Booth
    Title: Managing Director

                                                              PURCHASE AGREEMENT